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                                                                     Exhibit A-3

                                     Egenor


                                   Duke Energy
                                       |
                                  Duke Capital
                                       |
                                   PanEnergy
                                       |
                                      DESI
                                       |
                                     DEGAD
                                       |
                                      DEI
                                       |
                                      DEG
                                       |
                1 share-------Peru Holdings No. 1
                   |                   |
                   |          Peru Holdings No. 2 --
                   |         99.99% |  |            |
    |-- Peru Investments -----------|  |            |
    |              |                   | 49%        |
    |     51%      |                   |            |
|-------------- Peru Inversiones ------             |
|                                                   |
|                                            33.24% |
|  66.48%                                           |
 ----------------------------------- Egenor --------





Ownership is 100% unless otherwise specified